EXHIBIT 99

SP Plus Corporation Announces First Quarter 2017 Results

Significant growth in EPS, Net Income, and EBITDA; Company affirms full-year 2017 guidance on all measures

CHICAGO, May 02, 2017 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading national provider of parking, ground transportation and related products and services to commercial, institutional and municipal clients throughout North America, today announced its first quarter 2017 results.

G Marc Baumann, President and Chief Executive Officer, stated, “We’re very pleased to have started the year on a good note.  Overall financial performance was largely in line with our expectations, as we saw relatively strong gross profit growth coupled with continued reductions in G&A, which led to significant year-over-year growth in bottom-line results.  We experienced solid performance across most vertical and geographic markets in our Commercial Division, with the exception of the New York Metro market where we are working to address certain market challenges.  In addition, the Airport Division generated strong results.  Our first quarter gross profit growth also benefitted from lower than expected health care claim costs.”

Mr. Baumann continued, “We are focused on driving top-line gross profit growth and are pleased with the traction we’re getting on our key initiatives. We’re making significant progress in realigning our organization and implementing our vertical market strategy and we’ll be making investments during the year, as planned, to help us execute this strategy.  We’re also making good progress building up our revenue management capabilities, which is still at an early stage.  Lastly, we’re pleased with the results that our focus on safety and risk management has produced in driving down our total cost of risk. We believe successful execution of these initiatives will position us well for sustainable, long-term growth.”

Financial Summary

In millions except per share	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
	Reported	Adjusted (2)	Reported	Adjusted (2)
Gross profit (1)	$40.5	$40.6	$38.4	$37.9
General and administrative expenses (1)	$21.2	$21.1	$24.6	$22.3
Net income attributable to SP Plus (1)	$6.0	$6.2	$0.0	$2.2
Earnings per share (EPS) (1)	$0.27	$0.28	$0.00	$0.10
EBITDA (1),(2)	$18.7	$18.8	$13.2	$15.0
Net cash provided by operating activities	$5.0	N/A	$4.8	N/A
Free cash flow (2)	$2.9	N/A(3)	$3.4	N/A(3)

(1) Adjusted gross profit, adjusted general and administrative expenses, adjusted earnings before interest, income taxes, depreciation and amortization (adjusted “EBITDA"), adjusted net income attributable to SP Plus, and adjusted earnings per share (adjusted "EPS") are all non-GAAP financial measures that exclude, among other things, (a) restructuring, merger and integration costs, (b) non-routine asset sales or dispositions, (c) non-routine settlements, (d) ongoing costs related to non-routine structural and other repairs at legacy Central Parking lease locations, (e) our equity method earnings in Parkmobile, and (f) the financial results of sold businesses impacting the relevant periods.    Please refer to the accompanying financial tables for a reconciliation of these adjusted items to U.S. GAAP.

(2) Refer to accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(3) The Company no longer anticipates presenting adjusted free cash flow.

First Quarter Operating Results

Reported gross profit in the first quarter of 2017 was $40.5 million, compared to $38.4 million in the same quarter of 2016, an increase of $2.1 million or 5%.  On an adjusted basis, first quarter adjusted gross profit was $40.6 million, an increase of $2.7 million, or 7%, as compared to the first quarter of 2016.  Strong year-over-year performance in the Airport Division, combined with lower overall health claims costs, and the cumulative impact of net new business added during the period in the Commercial Division, more than offset the under-performance of certain lease locations in the New York Metro market.

Reported general and administrative (“G&A”) expenses for the first quarter of 2017 were $21.2 million as compared to $24.6 million in the first quarter of 2016, a decrease of $3.4 million or 14%.  Adjusted G&A expenses for the first quarter of 2017 were $21.1 million, a decrease of $1.2 million, or 5%, from the first quarter of last year, driven primarily by past cost reduction initiatives as well as the recent organizational restructuring.

Reported net income attributable to SP Plus was $6.0 million in the first quarter of 2017 as compared to $0.0 million in the first quarter of 2016.  EBITDA was $18.7 million for the first quarter of 2017, compared to $13.2 million for the same period of 2016.  Adjusted EBITDA increased by 25% to $18.8 million for the first quarter of 2017, compared to $15.0 million on the same basis in the first quarter of 2016.

Reported earnings per share for the first quarter of 2017 was $0.27, as compared to $0.00 for the same period of 2016.  Adjusted earnings per share was $0.28 for the first quarter of 2017, an increase of 180% compared to adjusted earnings per share of $0.10 for the first quarter of 2016.  In addition to growth in adjusted EBITDA, a significant decrease in depreciation and amortization expense, partially due to the fact that certain intangible assets acquired in the Central Parking merger have been fully amortized, contributed to the year-over-year increase in adjusted earnings per share.

Recent Developments

SP+ Municipal Services was awarded a multi-year contract by the City of Atlanta to provide turn-key parking management services for the City’s 2,400 on-street parking spaces.  Over the next few months, SP+ will be making a number of technological upgrades to the existing parking system and will convert the program to pay-by-license plate.

SP+ Parking expanded its relationship with MVP REIT Inc. by assuming the management of parking operations at the 1,275-space Center Garage in downtown Detroit under a multi-year contract.

SP+ Parking was recently awarded a contract to manage the parking portfolio consisting of 15 surface lots for MITIMCO, the investment arm of the Massachusetts Institute of Technology in Boston.

SP+ Healthcare Services was selected to operate the new 672-space parking garage at the Shirley Ryan AbilityLab, a new state-of-the-art medical center in downtown Chicago, the new home of the former Rehabilitation Institute of Chicago.

SP+ Healthcare Services was awarded another contract with Lakeridge Health Corporation, one of Ontario, Canada’s largest community hospital systems, with which the Company has been working for over 15 years.  The new contract is for parking management services at Lakeridge Health Ajax Pickering Hospital.

SP+ Hotel Services recently added four hotels to its expanding portfolio including hotels in Los Angeles, Nashville, Austin, and San Juan, Puerto Rico.

SP+ Airport Services will continue to provide parking management services under a new multi-year contract at the Denver International Airport, the largest parking operation in North America.

2017 Outlook

Based on the first quarter results, which generally were in line with expectations, the Company affirms its full-year outlook on all previously provided measures.

Conference Call

The Company's quarterly earnings conference call will be held at 10:00 a.m. (Central Time) on May 3, 2017, and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ provides professional parking, ground transportation, facility maintenance, security, and event logistics services to property owners and managers in all markets of the real estate industry. The Company has more than 22,000 employees and operates approximately 3,700 facilities with 2.0 million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 70 airports. USA Parking System, a wholly owned subsidiary, is one of the premier valet operators in the nation with more four and five diamond luxury properties, including hotels and resorts, than any other valet competitor. The Company’s ground transportation division transports approximately 42 million passengers each year; its facility maintenance division operates in dozens of U.S. cities; and its SP+ GAMEDAY operating group provides a wide range of event logistics services. For more information, visit www.spplus.com.

You should not construe the information on that website to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company's website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption "2017 Outlook," and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "plan," "guidance," "will," “are to be” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management's control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: intense competition; changing consumer preferences that may lead to a decline in parking demand; difficulty obtaining insurance coverage or obtaining insurance coverage at competitive rates; risk that insurance reserves are inadequate because losses are worse than expected; risks associated with management contracts and leases; deterioration of general economic and business conditions or changes in demographic trends; information technology disruption, cyber attacks, cyber terrorism and security breaches; adverse litigation judgments or settlements; breach of credit facility terms may restrict borrowing, require penalty payments or accelerate payment of the Company’s substantial indebtedness; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; failure of risk management and safety programs to reduce the cost of risk; labor disputes; failure to attract and retain senior management and other qualified personnel; negative or unexpected tax events; risks associated with joint ventures; weather conditions, natural disasters, and military or terrorist attacks, which may lead to emergency safety measures; adverse weather conditions that lead to fluctuating financial results; risks related to the Company’s acquisition strategy; goodwill impairment charges or impairment of long-lived assets; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to the Company’s competitors or clients; availability of adequate capital to grow the Company’s business; the Company's ability to obtain performance bonds on acceptable terms; the impact of Federal health care reform; losses not covered by insurance; the Company’s ability to preserve long-term client relationships; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP, including gross profit plus costs incurred related to non-routine structural and other repairs at legacy Central Parking leases and less gross profit impact related to asset sales or dispositions (also referred to as adjusted gross profit); general and administrative expenses less restructuring, merger and integration related costs, costs related to asset sales or dispositions, non-routine settlements, and costs incurred related to contemplated transactions (also referred to as adjusted G&A); net income and net income per share attributable to SP Plus plus costs incurred related to non-routine structural and other repairs at legacy Central Parking leases, restructuring, merger and integration related costs, net income impact related to asset sales or dispositions, non-routine settlements, and costs incurred related to contemplated transactions, with all adjustments tax affected at a statutory tax rate of 41%, and eliminating non-routine tax adjustments (also referred to as adjusted net income attributable to SP Plus and adjusted EPS); EBITDA and EBITDA plus costs incurred related to non-routine structural and other repairs at legacy Central Parking leases, restructuring, merger and integration related costs, non-routine settlements, costs incurred related to contemplated transactions, and subtracting the EBITDA impact related to asset sales or dispositions (also referred to as adjusted EBITDA); and free cash flow.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income attributable to SP Plus, adjusted EPS, EBITDA and adjusted EBITDA, and free cash flow should not be considered as alternatives to, or more meaningful indicators of the Company's operating performance or liquidity than, gross profit, G&A, net income, EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of such non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The Company defines EBITDA, a non-GAAP financial measure, as U.S GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, and (v) equity in the gains or losses from investment in an unconsolidated entity.  Adjusted EBITDA further adjusts EBITDA by adding costs incurred related to non-routine items including, but not limited to, structural and other repairs at legacy Central Parking leases, restructuring, merger and integration related costs, non-routine settlements, costs incurred related to contemplated transactions, and subtracting gross profit and G&A impacts related to asset sales or dispositions.

The Company defines free cash flow as net cash from operating activities, less cash used for investing activities (exclusive of acquisitions and net proceeds from the sale of businesses), less distribution to noncontrolling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its recurring cash provided by operating activities after certain expenditures. It also demonstrates the Company's ability to execute its financial strategy. The Company's presentation of free cash flow has material limitations. The Company's free cash flow does not represent its cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which the Company has committed, such as debt service requirements. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

SP Plus Corporation
Condensed Consolidated Balance Sheets
(millions, except for share and per share data)	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Cash and cash equivalents	$21.6	$22.2
Notes and accounts receivable, net	125.0	120.7
Prepaid expenses and other	11.8	13.7
Total current assets	158.4	156.6
Leasehold improvements, equipment and construction in progress, net	29.1	30.9
Other assets
Advances and deposits	4.3	4.3
Other intangible assets, net	58.1	61.3
Favorable acquired lease contracts, net	28.0	30.0
Equity investments in unconsolidated entities	18.7	18.5
Other assets, net	16.8	16.3
Deferred taxes	18.2	17.9
Cost of contracts, net	10.9	11.4
Goodwill	431.4	431.4
Total other assets	586.4	591.1
Total assets	$773.9	$778.6
Liabilities and stockholders’ equity
Accounts payable	$113.9	$109.9
Accrued rent	20.8	21.7
Compensation and payroll withholdings	21.9	25.7
Property, payroll and other taxes	10.1	7.6
Accrued insurance	18.4	18.1
Accrued expenses	18.1	25.5
Current portion of obligations under Restated Credit Facility and other long-term borrowings	20.4	20.4
Total current liabilities	223.6	228.9
Long-term borrowings, excluding current portion
Obligations under Restated Credit Facility	171.3	174.5
Other long-term borrowings	0.1	0.2
	171.4	174.7
Unfavorable acquired lease contracts, net	38.0	40.2
Other long-term liabilities	65.5	66.4
Total noncurrent liabilities	274.9	281.3
Stockholders’ equity
Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized as of March 31, 2017 and December 31, 2016; no shares issued	—	—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of March 31, 2017 and December 31, 2016; 22,471,041 and 22,328,578 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively.	—	—
Treasury Stock, at cost; 305,183 shares at March 31, 2017 and December 31, 2016	(7.5)	(7.5)
Additional paid-in capital	252.6	251.2
Accumulated other comprehensive loss	(1.5)	(1.4)
Retained earnings	31.6	25.9
Total SP Plus Corporation stockholders’ equity	275.2	268.2
Noncontrolling interest	0.2	0.2
Total stockholders’ equity	275.4	268.4
Total liabilities and stockholders’ equity	$773.9	$778.6

SP Plus Corporation
Condensed Consolidated Statements of Income
	Three Months Ended
(millions, except for share and per share data) (unaudited)	March 31, 2017	March 31, 2016
Parking services revenue
Lease contracts	$130.8	$138.5
Management contracts	92.1	91.2
	222.9	229.7
Reimbursed management contract revenue	191.6	167.9
Total parking services revenue	414.5	397.6
Cost of parking services
Lease contracts	125.8	130.6
Management contracts	56.6	60.7
	182.4	191.3
Reimbursed management contract expense	191.6	167.9
Total cost of parking services	374.0	359.2
Gross profit
Lease contracts	5.0	7.9
Management contracts	35.5	30.5
Total gross profit	40.5	38.4
General and administrative expenses	21.2	24.6
Depreciation and amortization	6.6	9.2
Operating income	12.7	4.6
Other expenses (income)
Interest expense	2.6	2.8
Interest income	(0.1)	(0.2)
Equity in losses from investment in unconsolidated entity	0.2	0.5
Total other expenses (income)	2.7	3.1
Earnings before income taxes	10.0	1.5
Income tax expense	3.3	0.9
Net income	6.7	0.6
Less: Net income attributable to noncontrolling interest	0.7	0.6
Net income attributable to SP Plus Corporation	$6.0	$—
Common stock data
Net income per common share
Basic	$0.27	$—
Diluted	$0.27	$—
Weighted average shares outstanding
Basic	22,148,265	22,328,578
Diluted	22,447,904	22,593,505

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows
	Three Months Ended
(millions) (unaudited)	March 31, 2017	March 31, 2016
Operating activities
Net income	$6.7	$0.6
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	6.9	9.4
Net accretion of acquired lease contracts	(0.4)	(0.4)
(Gain) loss on sale of equipment	—	(0.6)
Amortization of debt issuance costs	0.2	0.2
Amortization of original discount on borrowings	0.1	0.1
Non-cash stock-based compensation	0.9	0.6
Provisions for losses on accounts receivable	0.1	0.1
Deferred income taxes	(0.3)	0.1
Changes in operating assets and liabilities
Notes and accounts receivable	(4.3)	(1.5)
Prepaid assets	1.9	(9.8)
Other assets	(0.7)	0.3
Accounts payable	4.0	5.0
Accrued liabilities	(10.1)	0.7
Net cash provided by operating activities	5.0	4.8
Investing activities
Purchase of leasehold improvements and equipment	(1.1)	(2.5)
Proceeds from sale of equipment and contract terminations	—	2.8
Cost of contracts purchased	(0.3)	(0.3)
Net cash used in investing activities	(1.4)	—
Financing activities
Payments on senior credit facility revolver (Restated Credit Facility)	(126.0)	(68.6)
Proceeds from senior credit facility revolver (Restated Credit Facility)	127.6	81.3
Payments on term loan (Restated Credit Facility)	(5.0)	(3.8)
Payments on other long-term borrowings	(0.1)	(0.1)
Distribution to noncontrolling interest	(0.6)	(1.5)
Payments of debt issuance costs and original discount on borrowings	(0.1)	(0.1)
Net cash (used in) provided by financing activities	(4.2)	7.2
Effect of exchange rate changes on cash and cash equivalents	—	0.1
(Decrease) increase in cash and cash equivalents	(0.6)	12.1
Cash and cash equivalents at beginning of year	22.2	18.7
Cash and cash equivalents at end of period	$21.6	$30.8
Supplemental disclosures
Cash paid during the period for
Interest	$2.3	$2.4
Income taxes, net	$0.9	$0.6

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended
	March 31, 2017	March 31, 2016
Gross profit
Gross profit, as reported	$40.5	$38.4
Add: Non-routine structural repairs and other	0.1	0.1
Add (subtract): Gross profit related to asset sales or dispositions	-	(0.6)
Adjusted gross profit	$40.6	$37.9

General and administrative expenses
General and administrative expenses, as reported	$21.2	$24.6
Subtract: Restructuring, merger and integration costs and non-routine settlements	(0.1)	(2.3)
Other, rounding	-	-
Adjusted G&A	$21.1	$22.3

Net income attributable to SP Plus
Net income attributable to SP Plus, as reported	$6.0	($0.0)
Add: Non-routine structural and other repairs	0.1	0.1
Add: Restructuring, merger and integration costs and non-routine settlements	0.1	3.3
Add (subtract): Pre-tax income related to asset sales or dispositions	-	(0.6)
Add: Equity in losses (income) from investment in unconsolidated entity	0.2	0.5
Net tax effect of adjustments	(0.2)	(1.4)
Add (subtract): Non-routine income tax	-	0.2
Other, rounding	-	0.1
Adjusted net income attributable to SP Plus	$6.2	$2.2

Net income per share, as reported
Basic	$0.27	$0.00
Diluted	$0.27	$0.00

Adjusted net income per share
Basic	$0.28	$0.10
Diluted	$0.28	$0.10

Weighted average shares outstanding
Basic	22,148,265	22,328,578
Diluted	22,447,904	22,593,505

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(millions) (unaudited)

	Three months ended
	March 31, 2017	March 31, 2016
Net income attributable to SP Plus, as reported	$6.0	$(0.0)
Add (subtract):
Income tax expense	3.3	0.9
Interest expense, net	2.5	2.6
Equity in losses (income) from investment in unconsolidated entity	0.2	0.5
Depreciation and amortization expense	6.6	9.2
Other, rounding	0.1	-
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$18.7	$13.2

Add: Non-routine structural and other repairs	0.1	0.1
Add: Restructuring, merger and integration costs and non-routine settlements	0.1	2.3
Add (subtract): EBITDA related to asset sales or dispositions	-	(0.6)
Other, rounding	(0.1)	-
Adjusted EBITDA	$18.8	$15.0

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
Operating income	$12.7	$4.6
Depreciation and amortization	6.6	9.2
Net accretion of acquired lease contracts	(0.4)	(0.4)
Non-cash stock-based compensation	0.9	0.6
Income tax paid, net	(0.9)	(0.6)
Income attributable to noncontrolling interest	(0.7)	(0.6)
Change in operating assets and liabilities	(11.6)	(7.0)
Purchase of leaseholds, equipment and cost of contracts and contingent purchase payments, net	(1.4)	-
Cash interest paid	(2.3)	(2.4)
Free cash flow (1)	$2.9	$3.4

(1) Reconciliation of Free Cash Flow to Consolidated Statements of Cash Flow
	Three Months Ended
	March 31, 2017	March 31, 2016
Net cash provided by operating activities	$5.0	$4.8
Net cash used in investing activities	(1.4)	-
less: Cash received from sale of business, net	-	-
Distribution to noncontrolling interest	(0.6)	(1.5)
Effect of exchange rate changes on cash and cash equivalents	-	0.1
Other, rounding	(0.1)	-
Free cash flow	$2.9	$3.4

SP Plus Corporation
Location Count

	March 31, 2017	December 31, 2016	March 31, 2016
Leased facilities	702	688	706
Managed facilities	2,976	2,966	3,155
Total facilities (1)	3,678	3,654	3,861

(1) December 31, 2016 and March 31, 2016 facilities are adjusted for Click and Park locations due to the termination of the transition services agreement

Contacts:
Vance Johnston
(312) 521-8409
vjohnston@spplus.com

ICR/Rachel Schacter
(646) 277-1243
rachel.schacter@icrinc.com